U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D. C.

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                             Securities Act of 1934


                                February 15, 2000
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)




                               Capco Energy, Inc.
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              Exact Name of Registrant as Specified in its Charter




         Colorado                     0-10157                84-0846529
---------------------------    ---------------------    ---------------------
State or Other Jurisdiction       Commission File           IRS Employer
of Incorporation                      Number            Identification Number



                       2922 East Chapman Avenue, Suite 202
                            Orange, California 92869
     -----------------------------------------------------------------------
            Address of Principal Executive Office, Including Zip Code


                                 (714) 288-8230
       ------------------------------------------------------------------
               Registrant's Telephone Number, including Area Code

ITEM 5.  OTHER EVENTS.

         On February 9, 2000, Registrant completed the purchase of 100% of the capital stock of Meteor Stores, Inc. ("MSI"), a subsidiary of Meteor Industries, Inc. ("Meteor") through Registrant's majority owned subsidiary, Capco Resource Corporation ("Capco"). The sale was made effective as of December 31, 1999.

         MSI leases and operates twenty convenience stores (three of which are third party leases that expire at the end of February 2000) in Colorado and New Mexico that operate under the Conoco, Phillips 66, Frontier, Sinclair and Diamond Shamrock brand names. The sale of this operating subsidiary was made to allow Meteor to focus on its core business of commercial, wholesale and cardlock petroleum distribution. Meteor, through a five-year supply contract with Registrant, will continue to be the supplier of refined petroleum products to these stores.

         The total purchase price for the sale of MSI is $1,596,400. Year-end adjustments are expected to decrease the purchase price by approximately $100,000. Two Hundred Fifty Thousand dollars was paid in cash at closing and Capco also delivered a promissory note for $1,250,000 payable in monthly installments of interest only during calendar year 2000 and the balance amortized over a 10 year period with a balloon payment of the remaining principal balance on December 31, 2001. Payments may be made either in cash or shares of the Meteor's Common Stock at a value of $3.00 per share. The promissory note bears interest at 9.25% per annum. The promissory note is secured by the pledge of all of the outstanding shares of Meteor Stores, Inc. and 210,000 shares of the Meteor's outstanding Common Stock held by a majority-owned subsidiary of Registrant.

          Registrant, through a majority-owned subsidiary, currently owns approximately 34% of Meteor's Common Stock. Ilyas Chaudhary, a Director of Meteor, is an officer, director and a principal shareholder of Registrant.
Dennis Staal, a Director of Meteor, is also an officer of Registrant and beneficially owns 35,000 common shares of Registrant and 2,286 shares of Series A Preferred shares. Irwin Kaufman, a Director of Meteor, is also a director of Registrant and owns 20,000 common shares of Registrant. Edward Names, President and CEO of Meteor personally and through immediate family members may be deemed to beneficially own 64,580 common shares of Registrant and 2,286 shares of series A preferred shares of Registrant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              CAPCO ENERGY, INC.


Dated:  February 18, 2000                     By:/s/ Ilyas Chaudhary
                                              ----------------------
                                              Ilyas Chaudhary
                                              President